                           __________________________

                             ACQUISITION AGREEMENT

                                OF ALL SHARES OF

                                  ROXELL N.V.

                                  BY AND AMONG

                                  ROXELL N.V.

                                   AS COMPANY

                                      AND

                               THE RAMSER FAMILY

                               GERARD VAN ROOIJEN

                                  LIVINCO N.V.

                                      A.O.

                                   AS SELLERS

                                      AND

                                   CTB, INC.,

                              ROXELL HOLDING N.V.

                                 AS PURCHASERS


                         DATED AS OF NOVEMBER 30, 1998

                          ___________________________




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                                                                          Page 1

BY AND AMONG:

ROXELL N.V., a Company organized and existing under the laws of Belgium, having its registered office at Industrielaan 13, B - 9990 Maldegem, registered with the Register of Commerce of Gent under number 99.273, represented for the purpose of the present Agreement by Mr. Gerard van Rooijen, hereinafter referred to as the "Company",

AND :

1.   (a)  Mr. Fred Ramser, residing in 19824 Peach Ridge Road, Goshen,
          46526, USA;

     (b) Mr. Mark Alan Ramser, residing in 1055 Fleetwood Drive, Indianapolis, Indiana, USA;

     (c) Mrs. Janet L. Burd Ramser, residing in 900 Golden Cypress Court, Chesapeake, VA 23320-2707, USA;

     (d) Mrs. Christine Noell Brubaker Stacey, residing in 4617 Bismark Hills Way N.E., Rio Rancho, New Mexico 87124, USA;

     (e) Mrs. Laura Kathleen Brubaker, residing in 900 Golden Cypress Court, Chesapeake, VA 23320-2707, USA;

     hereinafter collectively referred to as the "Ramser Family" or the "Class A Shareholders";

2. Mr. Gerard van Rooijen, residing in Kleine Katsweg 34 b, B - 9990 Maldegem, Belgium,

     hereinafter referred to as "Mr. Van Rooijen" or the "Class B Shareholder";

3. Livinco N.V., a Company organized and existing under the laws of Belgium, having its registered office at Industrielaan 13, B - 9990 Maldegem, registered with the Register of Commerce of Gent under number 129.965,


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


     represented for the purpose of the present Agreement by Mr. Gerard van Rooijen, hereinafter referred to as "Livinco" or the "Class C Shareholder";

4.   (a)  Mr. Etienne Steur, residing in Hekers 38, 9052 Zwijnaarde;

     (b)  Mr. Stefaan De Clerck, residing in Balgerhoeke 73, 9900 Eeklo;

     (c) Mrs. Huguette Van Parrys, residing in Pollepelstraat 2/A, B-9990 Maldegem;

     (d)  Mr. Danny De Rouck, residing in Heidekasteeldreef 23, 9290 Berlare;

     (e)  Mr. Ronny Dhont, residing in Toekomststraat 71, 8310 Sint-Kruis
          (Brugge);

     hereinafter collectively referred to as the "Class D Shareholders";

the Class A Shareholders, the Class B Shareholder, the Class C Shareholder and the Class D Shareholders and the Company hereinafter collectively referred to as the "Sellers",

AND:

1. CTB INC., a Company organized and existing under the laws of Indiana (U.S.A.), having its registered office at State Road 15 North, P.O. Box 2000, Milford, Indiana (USA) 46542-2000, registered with the Secretary of State of Indiana, represented for the purpose of the present Agreement by J. Christopher Chocola,

2. ROXELL HOLDING N.V., a Company organized and existing under the laws of Belgium, having its registered office at Berckmansstraat 83, 1060 Brussels, to be registered with the Register of Commerce of Brussels, represented for the purpose of the present Agreement by J. Christopher Chocola and Michael J. Kissane,

CTB Inc. and ROXELL HOLDING N.V. hereinafter collectively referred to as the "Purchasers",



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



The Company, the Sellers and the Purchasers hereinafter collectively referred to as the "Parties";


                             W I T N E S S E T H :

WHEREAS, the Purchasers want to acquire the total issued and outstanding share capital of the Roxell group comprising the following companies: Roxell N.V., Roxell Inc., and participations in Roxell Ltda (Brazil) and V.R. Equipment Ltd (India);

WHEREAS, the Sellers are the sole owners of all shares issued by Roxell N.V., which owns all shares of Roxell Inc., and 80 % of the shares issued by Roxell Ltda and 22.5 % of the shares issued by V.R. Equipment Ltd.;

WHEREAS, the companies of the Roxell group are principally engaged in the business of manufacturing of automated feeding and watering systems as well as feed storage facilities for the poultry and swine production industries;

WHEREAS, the Purchasers are willing to purchase the shares of Roxell N.V. from the Sellers, who are willing to sell these shares to the Purchasers, upon the terms and conditions hereinafter set forth.

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS



ARTICLE 1. - DEFINITIONS
------------------------

1.1. Unless otherwise defined herein, the following terms shall have the following meanings for all purposes of this Agreement:

     "AFFILIATE" means, except as otherwise defined in this Agreement, an affiliated Company as defined in the Royal Decree of October 8, 1976, as amended by the Royal Decree of March 6, 1990, on annual accounts of enterprises;

     "AGREEMENT" means this acquisition agreement for the sale and purchase of the total issued and outstanding share capital of the Company as the same may be amended, modified and/or restated from time to time;

     "ANNUAL ACCOUNTS" means the consolidated balance sheet, statement of profit and loss and disclosure notes of the Company showing the financial situation of the Companies as per October 31, 1995, 1996 and 1997, prepared by the board of directors of the Company, (audited and certified by the Company's statutory auditor) annexed to the present Agreement as Section
     9.1. of the Disclosure Letter;



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     "CLOSING" means the complete effectuation of the transfer of title to the
     Shares by the Sellers to the Purchasers and the confirmation of all steps and formalities provided for in this Agreement related thereto, in accordance with the provisions of Article 9 of this Agreement;

     "CLOSING BALANCE SHEET" means the consolidated financial statements of the Company showing the financial situation of the Companies as of the Closing Date as referred to in Article 3.3 of this Agreement;

     "CLOSING BALANCE DATE" means December 31, 1998;

     "CLOSING DATE" means the later of (i) the day on which the last of the conditions set out in Article 8.1 of this Agreement has been fulfilled, or has been waived by the Purchasers, as applicable, (ii) January 1, 1999, or
     (iii) any other date for the transfer of the Shares mutually agreed by the Parties;

     "COMPANY" means Roxell N.V., a Company organized and existing under the laws of Belgium, having its registered office at Industrielaan 13, 9990 Maldegem, registered with the Register of Commerce of Gent under number 99.273;

     "COMPANIES" means collectively the following companies comprising the Roxell group: Roxell N.V., Roxell Inc., and Roxell Ltda (Brazil);

     "DISCLOSURE LETTER" means the letter dated on the same date as this Agreement and annexed to this Agreement as Exhibit 5.(b) written by the Sellers and accepted by the Purchasers for the purpose of informing the Purchasers of the matters which constitute exceptions to the Representations and Warranties made in this Agreement;

     "ESCROW ACCOUNT" means the account No. 290-0123255-86 opened at or prior to the Closing Date in the name of the Purchasers and the Sellers with Generale Bank in Gent as provided for in Article 6.2 of this Agreement;

     "ESTIMATED CLOSING BALANCE SHEET" means the estimated consolidated financial statements of the Company showing the financial situation of the Companies as of the Closing Balance Date as referred to in Article 3.1 and to be annexed to the present Agreement as Exhibit 3.1;

     "FINANCIAL STATEMENTS" mean jointly the Annual Accounts, the Estimated Closing Balance Sheet and the Closing Balance Sheet including any notes and exhibits thereto;

     "INTELLECTUAL PROPERTY" means the trademarks, service marks, trade names, patents, copyrights, software, know-how, confidential information, trade secrets, customer lists, marketing and customer information, design rights (registered or unregistered), manufacturing formulas, procedures, and records, research and development reports, all technical documentation relating to any


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                                                                          Page 5
     of the foregoing and all other intellectual property rights which relate to, are necessary or useful to or which have been or are used by the Companies for the conduct of its business;

     "PARTICIPATIONS" means the companies in which Roxell N.V. has a participation, i.e. Roxell Ltda (Brazil) (80 %) and V.R. Equipment Ltd (India) (22.5 %);

     "PURCHASE PRICE" means the purchase price as defined in Article 3 of the present Agreement;

     "REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS" means the representations and warranties made by the Purchasers in this Agreement and set out in Exhibit 5.(a);

     "REPRESENTATIONS AND WARRANTIES OF THE SELLERS" means the representations and warranties made by the Sellers in this Agreement and set out in Exhibit 5.(a);

     "ROXELL LTDA" means a company organized and existing under the laws of Brazil, having its registered office at Rua Carlos Roberto Frashetti 51, Nova Odessa, Sao Paulo, Brazil, registered with the Register of Commerce of Sao Paulo under number 35.214.705.195;

     "ROXELL INC." means a company organized and existing under the laws of Arkansas (U.S.A.), having its registered office at South Old Missouri Road 3917, Springdale, Arkansas, U.S.A., registered with the Secretary of State of Arkansas;

     "SHARES" means all 49,460 existing and outstanding bearer shares, without nominal value, of Roxell N.V.;

     "STEVENS N.V." means a company organized and existing under the laws of Belgium, having its registered office at Passtraat 1, 9100 Sint-Niklaas, registered with the Register of Commerce of Sint-Niklaas under number 46.449;

     "V.R. EQUIPMENT LTD." means a company organized and existing under the laws of India, having its registered office at Gat. No. 88, Village Jambhul, Taluka Maval, Pune 412106, India, registered with the Register of Commerce of Andhra Praesch under number 01-15544;

1.2. The index, captions and headings are for convenience only and shall not define, limit or affect the scope, intent, construction or interpretation of this Agreement or any provision hereof.




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



1.3. The words "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision.

1.4. The words "include", "includes", "including" and all forms and derivations thereof shall mean including but not limited to.

1.5. Words of the singular number shall include correlative words of the plural number and vice versa.

     Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels, Belgium time as in effect on such day and references to a "day" shall mean a business day.


ARTICLE 2. - SALE, PURCHASE AND TRANSFER OF TITLE
-------------------------------------------------

2.1. Subject to the terms and conditions set forth in this Agreement, the Sellers hereby sell the Shares free and clear of any encumbrance to the Purchasers who purchase the Shares from the Sellers at and with effect as from the Closing Date. Roxell Holding purchases at least all of the Shares from the Class B Shareholder.

2.2. As from the Closing Date, the Purchasers shall have the full right of ownership of the Shares, including all rights to vote and to receive dividends.

2.3. The conveyance of the Shares sold under this Agreement will be effected on the Closing Date through the delivery of the Shares by the Sellers to the Purchasers.

2.4. The Sellers acknowledge that it is an express condition for the Purchasers entering into this Agreement that they acquire directly all shares of Roxell N.V., and indirectly all shares of Roxell Inc. and the Participations, and that, as a consequence thereof, it is an essential element of this Agreement and the transactions contemplated thereby that, at the Closing Date and thereafter, Roxell N.V. owns free and clear of any encumbrances, all shares of Roxell Inc. and 80 % of the shares issued by Roxell Ltda and 22.5 % of the shares issued by V.R. Equipment Ltd.

2.5. The Purchasers guarantee to the Sellers that Roxell Holding is a Belgian resident. Unless legally forced or required to do so the Purchasers undertake that, during a period of 13 months as of the Closing Date, Roxell Holding shall not sell or otherwise transfer any of the Shares which it acquired from the Class B Shareholder to a non-Belgian resident or to a corporate entity which does not have its principal place of business, registered office, actual management or administrative seat in Belgium.




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




     Moreover, unless legally forced or required to do so the Purchasers undertake that Roxell Holding shall not sell or otherwise transfer any of the Shares which it acquired from the Class B Shareholder to any individual or corporate entity which would sell or otherwise transfer such Shares to a non-Belgian resident or to a corporate entity which does not have its principal place of business, registered office, actual management or administrative seat in Belgium.

     In case of a breach of these obligations, the Purchasers shall indemnify the Class B Shareholder for all taxes, including penalties and interests, (in accordance with Articles 90, 90 and 94 of the Belgian Code on Income Taxes) which would be due as a result of this breach.

ARTICLE 3. - PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENT
---------------------------------------------------------

3.1  ESTIMATED CLOSING BALANCE SHEET
------------------------------------

The Sellers shall cause the Company to prepare and deliver to the Purchasers at the latest on December 15, 1998 an estimated consolidated closing balance sheet of the Company showing the estimated financial situation of the Companies as of the close of business on the Closing Balance Date (the "ESTIMATED CLOSING BALANCE SHEET"), which is prepared on a basis consistent with the basis to be used for the Closing Balance Sheet (as defined below) referred to in Article 3.3., i.e. as if the Closing Balance Date was the Company's normal year end, in accordance with (i) Belgian Generally Accepted Accounting Principles ("GAAP") and (ii) prior years accounting principles, estimates, allowances and valuation rules of the Company consistently applied on a going concern basis.

At the latest on December 22, 1998 the Purchasers shall deliver to the Sellers a written statement of objections to the Estimated Closing Balance Sheet including the grounds thereof. Any part of the Estimated Closing Balance Sheet not disputed by the Purchasers in such statement of objections shall be deemed accepted by the Purchasers, except to the extent any such parts are changed or adjusted in the Adjusted Closing Balance Sheet (as defined below) referred to in
Article 3.3.

The statement of objections of the Purchasers shall be examined by the Sellers and their advisors who will discuss this statement with the relevant representatives of the Purchasers. The Sellers may write the results of their examination in a statement of objections and deliver such to the Purchasers. Any part of the statement of objections of the Purchasers not disputed in the statement of objections of the Sellers shall be deemed accepted by the Sellers.

The Purchasers and the Sellers will negotiate in good faith in order to solve any remaining disputes as to reach an agreement on the Estimated Closing Balance Sheet, at the latest on the Closing Date.



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



3.2  PURCHASE PRICE
-------------------

On the Closing Date, the Purchasers shall pay by wire transfer in immediately available funds to the account specified by the Sellers the Estimated Purchase Price as defined below, minus 10 % of the Estimated Purchase Price which 10 % the Purchasers shall deposit directly into the Escrow Account, as provided for in Article 6.2. This amount will be allocated by and among the Sellers in proportion to their respective shareholdings. The Purchasers do not have any responsibility with respect to the allocation of this amount among the Sellers.

The Estimated Purchase Price shall be the amount equal to (i) BF 1,277,000,000.00 (one billion two hundred seventy seven million Belgian Francs) plus (ii) the amount of Cash (as defined in Article 3.3) on the Estimated Closing Balance Sheet minus (iii) the amount of Debt (as defined in Article 3.3) on the Estimated Closing Balance Sheet minus (iv) the positive amount, if any, of the excess of BF 246,258,000.00 (two hundred forty six million two hundred fifty eight thousand Belgian Francs) over the Adjusted Net Asset Value (as defined in Article 3.3) on the Estimated Closing Balance Sheet (the "ESTIMATED PURCHASE PRICE"). The amount of BF 246,258,000.00 (two hundred forty six million two hundred fifty eight thousand Belgian Francs) is the Net Asset Value of the Company per October 31, 1997, as agreed by both Parties.

The preceding adjustments (mentioned above under (ii), (iii) and (iv)) are independent of each other. The Estimated Purchase Price will be adjusted on a Belgian Franc for Belgian Franc basis.

3.3  PURCHASE PRICE ADJUSTMENT
------------------------------

(a) As soon as practicable, but in no event later than thirty (30) days following the Closing Date, the Company shall prepare and deliver to the Purchasers and the Sellers a Closing Balance Sheet (as defined below) as of the close of business on the Closing Balance Date (including the notes thereto, the "CLOSING BALANCE SHEET") together with the workpapers used in the preparation thereof.

     The Closing Balance Sheet shall present the amounts of Cash and Debt and the Adjusted Net Asset Value of the Companies as of the close of business on the Closing Balance Date. The Closing Balance Sheet shall be prepared as if the Closing Balance Date was the Company's normal year end, in accordance with (i) Belgian Generally Accepted Accounting Principles ("GAAP") and (ii) prior years accounting principles, estimates, allowances and valuation rules of the Company consistently applied on a going concern basis.

     Reserves, liabilities, allowances and similar items shall be made on the Closing Balance Sheet for all liabilities (whether contingent or otherwise) and to appropriately value the assets of the Company.

     The Purchasers have accepted the specific disclosures exhaustively set out in Section 9 of the Disclosure Letter. By accepting such specific disclosures the



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     Purchasers acknowledge that they cannot make any objections to such items, nor any claim for indemnification based on such specific disclosures in accordance with Article 6.

     As used herein, the following terms shall have the following meanings:

     - "ADJUSTED NET ASSET VALUE" means total assets minus total liabilities minus Cash plus Debt as herein defined of the Company on the Closing Balance Date, not taking into account the effects resulting from the Company selling its own shares to the Purchasers.

     - "CASH" means cash and cash equivalents (without duplication, net of outstanding checks) of the Company.

     - "DEBT" means, without duplication, "long term financial debt" including the current portion of any long term debt, as well as any other funded indebtedness including, without limitation, any bank revolving line of credit or overdraft mechanism, and any capitalized leases, including any of the foregoing reflected as current liabilities of the Company. Debt does not include trade accounts payable and accrued liabilities. Debt shall be interpreted to conform to Belgian GAAP.

     - "ORDINARY COURSE LIABILITIES" include trade accounts payable and operating accrued liabilities, deferred income taxes, and such other established or determined liabilities unrelated to "long term financial debt" or other funded indebtedness or capitalized leases.

(b) The Purchasers and the Sellers shall have thirty (30) days to review the Closing Balance Sheet after receipt thereof. The Company shall provide the Purchasers and the Sellers full access to the books and records within normal business hours to enable them to complete their review. If either party so notifies the other party of its objection to the Closing Balance Sheet, the Purchasers and the Sellers shall, within thirty (30) days following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all amounts remaining in dispute shall be submitted within 20 days to arbitration pursuant to Article 13.2 hereof. All fees and expenses relating to the work, if any, to be performed by the arbitrator shall be borne entirely by the non-prevailing party who shall be determined by the arbitrator. The arbitrator shall determine, based solely on written presentations by the Sellers and the Purchasers, and not by independent review, only those issues still in dispute. The arbitrator's determination shall be made within thirty (30) days of submission as provided above, whether or not such presentations by the Sellers and the Purchasers have been made within such period, and shall be set




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     forth in a written statement delivered to the Sellers and the Purchasers and shall be final, binding and conclusive.

     The term "ADJUSTED CLOSING BALANCE SHEET", as hereinafter used, shall mean the definitive Closing Balance Sheet agreed to by the Purchasers and the Sellers or the definitive Closing Balance Sheet resulting from the determinations made by the arbitrator (in addition to those items theretofore agreed to by the Sellers and the Purchasers).

(c) The difference of (A) the Estimated Purchase Price over (B) the amount equal to (i) BF 1,277,000,000.00 (one billion two hundred seventy seven million Belgian Francs) plus (ii) the amount of Cash on the Adjusted Closing Balance Sheet minus (iii) the amount of Debt on the Adjusted Closing Balance Sheet minus (iv) the positive amount, if any, of the excess of BF 246,258,000.00 (two hundred forty six million two hundred fifty eight thousand Belgian Francs) over the Adjusted Net Asset Value on the Adjusted Closing Balance Sheet shall herein be referred to as the "ADJUSTMENT AMOUNT". The amount of the Estimated Purchase Price after adjustment by the Adjustment Amount, shall be referred to as the "PURCHASE PRICE" or the "FINAL PURCHASE PRICE".

     Within five (5) business days after the Adjusted Closing Balance Sheet is agreed to or any remaining disputed items are ultimately resolved pursuant to Article 3.3(b):

     (x) if the Adjustment Amount is a positive number, the Sellers shall pay the Purchasers the Adjustment Amount (plus interest accrued thereon from the Closing Date to the date of payment at a rate equal to the prime rate of the Company's senior lender) by wire transfer in immediately available funds to the account specified by the Purchasers; and

     (y) if the Adjustment Amount is a negative number, the Purchasers shall pay the Sellers the absolute value of the Adjustment Amount (plus interest accrued thereof from the Closing Date to the date of payment at a rate equal to the prime rate of the Company's senior lender), to be allocated among the Sellers in proportion to their respective Share holdings, by wire transfer in immediately available funds to the account specified by the Sellers.

     Any Adjustment Amount to be paid by the Sellers to the Purchasers shall not be paid from the Escrow Account and shall not reduce the amounts otherwise payable from the Escrow Account, unless the Purchasers elects otherwise, in writing, at its sole option and discretion.



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



ARTICLE 4. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
--------------------------------------------------------------------------

The Purchasers represent and warrant to the Sellers that the Representations and Warranties, attached as Exhibit 4 are true and correct on the date of this Agreement and shall survive the date of this Agreement.

ARTICLE 5. - REPRESENTATIONS AND WARRANTIES OF THE SELLERS
----------------------------------------------------------

The Sellers represent and warrant to the Purchasers that the Representations and Warranties, attached as Exhibit 5.(a), are true and correct on the date of this Agreement and shall survive the date of this Agreement.

They shall be qualified only by reference to those matters specifically disclosed and accepted by the Purchasers in the Disclosure Letter, attached as
Exhibit 5.(b). The Disclosure Letter exhaustively contains all matters which constitute specific exceptions to the Representations and Warranties made in this Agreement. As a result, the Sellers make all Representations and Warranties, attached as Exhibit 5.(a), subject to the matters specifically disclosed in the Disclosure Letter.

ARTICLE 6. - INDEMNIFICATION
----------------------------

6.1   INDEMNIFICATION BY THE SELLERS
------------------------------------

Without prejudice to any other rights and remedies available by law to the Purchasers and to the Companies, the Sellers undertake to hold harmless against all claims and indemnify the Purchasers or the Companies for any losses, damages or expenses (including interest payments) or decrease of the assets of the Companies, sustained by the Purchasers or the Companies as a result of the inaccuracy in or breach of any of the Representations and Warranties of the Sellers, and/or any breach of any undertaking or obligation of the Sellers contained in this agreement.

The Purchasers shall take all reasonable steps to avoid or mitigate any such losses, damages or expenses (including interest payments) or decrease of the assets of the Companies. The Purchasers undertake to inform the Sellers of any such losses, damages or expenses (including interest payments) or decrease of the assets of the Companies within 10 days after the Purchasers' discovery hereof, in order to enable the Sellers to remedy such losses, damages or expenses (including interest payments) or decrease of the assets of the Companies, provided, however, that any delay in giving such information will not result in the waiver by the Purchasers of any of its rights except to the extent the rights of the Sellers are actually prejudiced by such failure or delay.

No claim or demand which would result in the Sellers being liable hereunder may be settled without the consent of the Sellers, which consent shall not be unreasonably withheld. For the purposes of this article, any losses, damages or expenses incurred by




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                                                                         Page 12
the Companies and Participations as a result of any such violation or inaccuracy of the Warranties and Representations of the Sellers shall be regarded as being incurred by the Purchasers in proportion to the actual number of shares in such company directly or indirectly held by the Purchasers.

6.2  GUARANTEE FOR INDEMNIFICATION
----------------------------------

As a guarantee for the payment of any amounts due from the Sellers in respect of indemnification pursuant to the provisions of this Agreement, the Parties have agreed that at the Closing Date the amount of ten percent (10 %) of the Estimated Purchase Price will be deposited by the Purchasers directly into the Escrow Account in accordance with Article 3.2 of this Agreement. The Parties will execute on the Closing Date an Escrow Agreement substantially in the form as attached hereto as Exhibit 6.2.

6.3  MINIMUM THRESHOLD AND MAXIMUM LIABILITY OF THE SELLERS
-----------------------------------------------------------

The Sellers shall have no liability in respect of any claims under this Article 6 of this Agreement if the aggregate amount for which the Sellers would be liable to the Purchasers in respect of those claims is equal to or less than the sum of (a) the positive amount, if any, of the excess of the Adjusted Net Asset Value on the Adjusted Closing Balance Sheet, as defined in Article 3.3, over BF 246,258,000.00 (two hundred forty six million two hundred fifty eight thousand Belgian Francs) (the "Excess Net Asset Value") plus (b) the unused portion of the Closing Balance Sheet accruals and provisions which have been or would require being released in accordance with (i) Belgian Generally Accepted Accounting Principles ("GAAP") and (ii) prior years accounting principles, estimates, allowances and valuation rules of the Company consistently applied on a going concern basis (the "'Released Accruals") (the Excess Net Asset Value and the Released Accruals together referred to as the "Minimum Threshold"). Any unused portion of the Closing Balance Sheet accruals and provisions can only be considered once for the calculation of the Released Accruals. If the aggregate amount of such claims exceeds the Minimum Threshold, only the excess of such aggregated claims shall be eligible for payment.

No such claims shall be based on matters which have directly resulted in an adjustment to the Purchase Price or which are reserved in the Closing Balance Sheet, but only to the extent they are reserved for in the Closing Balance Sheet. Any such claims will also be reduced, Belgian franc for Belgian franc, by the amount of any actual tax benefits or by the amount of insurance benefits or any other compensation actually received by the Company as a result of the basis of such claim.

The liability of the Sellers as a result of the inaccuracy in or breach of any of the Representations and Warranties shall be limited to the amount of the escrow, except for tax and social security, and/or fraud, intentional fault, or willful misconduct among Parties and/or defects in title to the assets or the shares of the Companies and the




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                                                                         Page 13
capacity to transfer same, and environmental issues, which shall be limited in amount to fifty percent (50%) of the Purchase Price.

6.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
-----------------------------------------------

(a) Subject to the provisions hereafter, any claim by the Purchasers under the Representations and Warranties has to be introduced before the expiration of a period of two (2) years following the Closing Date.

(b) Notwithstanding Article 6.4.(a), any claim by the Purchasers under the Representations and Warranties relating to tax and social security, and/or fraud, intentional fault, or willful misconduct among Parties and/or defects in title to the assets or the shares of the Companies and the capacity to transfer same, and environmental issues, has to be introduced before the expiration of the later of (i) a period of five (5) years following the Closing Date, or (ii) the expiration of any applicable statute of limitations.

ARTICLE 7. - ACTIONS PRIOR TO CLOSING
-------------------------------------

7.1   CONDUCT OF THE COMPANY
----------------------------

During the period from the date hereof to the Closing Date:

(a)  Operations in the Ordinary Course of Business

     Except as contemplated by this Agreement, the Companies shall, and the Sellers shall cause the Companies to, conduct their business operations according to the ordinary and usual course of business and will use their reasonable best efforts:

     (i)   to preserve intact their business organization;

     (ii) to maintain their books and records in accordance with past practices;

     (iii) to keep available the services of their officers and employees; and

     (iv) to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relationships with them.

     The Company and the Sellers shall confer with the Purchasers or its representatives to keep them informed with respect to operational matters of a material nature and to report the general status of the ongoing operations of the business of the Companies.




--------------------------------------------------------------------------------
                                                                         Page 14

(b)  Forbearances by the Companies

     Except as contemplated by this Agreement, the Companies will not, and the Sellers will not permit the Companies to, without the prior written consent of the Purchasers:

     (1) incur any new debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise (other than short-term indebtedness in the ordinary course of business consistent with past practice in an amount not to exceed BF 850,000);

     (2) assume, guarantee, endorse or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation (other than any of the Companies);

     (3) make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property), other than any dividends to the Company from any of the Companies and the Participations except as described in Section 9.5 and 11.c of the Disclosure Letter;

     (4) mortgage, pledge or otherwise encumber any of its properties or assets other than in the ordinary course of business consistent with past practice;

     (5) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it except for sales of inventory in the ordinary and usual course of business and consistent with past practice;

     (6) except for capital expenditures not to exceed BF 850,000 individually and/or BF 3,000,000 in the aggregate or items included in the capital budget included in the Disclosure Letter, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

     (7) enter into any transaction other than in the ordinary and usual course of its business and consistent with past practice;

     (8) enter into or terminate any agreement, plan or lease, or make any change in any of its agreements, plans or leases other than in the ordinary course of business consistent with past practice;



--------------------------------------------------------------------------------
                                                                         Page 15

     (9) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse;

     (10) enter into any collective bargaining agreements, except for the ongoing collective bargaining negotiations regarding the reclassification of blue-collar workers and the effects thereof;

     (11) hire any new employees (other than in the ordinary course of business consistent with past practice) or increase in any manner the compensation, remuneration or fringe benefits of any of its officers or employees, except for the employees' reasonable year end and salary reviews, effective as of January 1, 1999, or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit itself to any employment agreement or employee benefit plan with or for the benefit of any of its officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue distributions to, any pension plan or any other employee benefit plan;

     (12) issue any shares of capital stock or issue any warrants, options, calls, subscriptions, or other agreements or commitments obligating it to issue shares of capital stock;

     (13) enter into an agreement to do any of the things described in clauses
          (1) through (12) of this Article 7.1.(b); or

     (14) take any action that would render inaccurate any representation and warranty made herein.

7.2  CONSENTS, AUTHORIZATIONS, ETC.
-----------------------------------

Each party hereto will use its commercially reasonable efforts to obtain all consents, authorizations, orders and approvals of, and make all filings and registrations with, any governmental commission, board or other regulatory body or any other person required for or in connection with the consummation of the transactions contemplated hereby and will cooperate fully with the other parties in assisting them to obtain such approvals and to make such filings and registrations. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

The Parties shall prepare all necessary documents for the filing with the Belgian and other relevant anti-trust authorities. The Purchasers shall be responsible for the filing with the Belgian and other relevant anti-trust authorities within 3 days from the date hereof. In the event that the relevant anti-trust authority would not clear this




--------------------------------------------------------------------------------
                                                                         Page 16

Agreement and the transfer of the Shares contemplated herein, the Parties agree to negotiate in good faith with the relevant authorities in order to obtain clearance and to take any reasonable measures required by the authorities with the goal that this transfer of Shares will not be prohibited or restricted in any material way.

7.3  INVESTIGATION BY THE PURCHASERS
------------------------------------

Prior to the Closing Date, the Purchasers and their advisors may request such information of the business, properties, assets and liabilities of the Company and its financial and legal conditions as they deem necessary or advisable to familiarize themselves therewith and to enable them to examine and review the Estimated Closing Balance Sheet, provided that such investigation shall not unreasonably interfere with the normal operations of the Company.

Prior to the Closing Date, upon reasonable prior notice and as far as necessary to enable them to examine and review the Estimated Closing Balance Sheet, the Company and the Sellers have agreed to permit the Purchasers and its authorized representatives (including its advisors), or cause them to be permitted, to have full access to the premises, books and records, officers, employees, and independent accountants (including the independent accountant's work papers) of the Company at reasonable hours, and prior to the Closing Date the officers of the Company shall furnish the Purchasers and its advisors with such financial and operating data and other information with respect to the business, properties and assets of the Company as they shall from time to time reasonably request.

In the event this Agreement is terminated, the Purchasers agree to return promptly, if so requested by the Company, every document furnished to the Purchasers by the Company and the Sellers, in connection with the transactions contemplated hereby, and any copies thereof the Purchasers may have made, and to use its best efforts to cause its representatives to whom such documents were furnished promptly to return such documents, and any copies thereof any of them may have made.

7.4  EXCLUSIVITY
----------------

During the period from the date of this Agreement to the Closing Date, or until this Agreement is terminated (the "Exclusivity Period"), the Company and the Sellers will not, nor will it cause, direct or authorize any of the Company's and the Sellers' officers, directors, affiliates (including without limitation Livinco N.V.), employees or agents to, initiate, encourage, solicit or continue any negotiations or discussions with any third party other than the Purchasers for the purpose of inducing or soliciting such party to make a proposal for a merger or other business combination or to offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of the Companies or provide information to any third party in respect to any of the foregoing.

--------------------------------------------------------------------------------
                                                                         Page 17

The Company and the Sellers will notify the Purchasers promptly if any inquiries or solicitations are received subsequent to the date hereof with respect to any such actual or potential proposals.

During the Exclusivity Period, the Company and its principal shareholders and management will work exclusively with the Purchasers, and will cooperate with Purchasers, in their undertaking of the due diligence and preparation of the Closing contemplated herein.

7.5  PUBLICITY
--------------

From the date hereof to the Closing Date, each party hereto agrees not to issue any press release with respect to the transactions contemplated hereby without the consent, which shall not be unreasonably withheld, of the Company (in the case of releases or statements issued or made by the Purchasers) or the Purchasers (in the case of releases or statements issued or made by the Company or any of the Sellers).

7.6  ADDITIONAL AGREEMENTS
--------------------------

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable hereinafter.

ARTICLE 8. - CONDITIONS
-----------------------

8.1   CONDITIONS PRECEDENT
--------------------------
Consummation of the transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of the Parties, prior to or at the Closing Date, of each of the following conditions:

(a)  Consents, Authorizations, etc.

     Parties shall have obtained clearance, by receipt of notice or by expiration of the applicable waiting period, from the Belgian and other relevant anti-trust authorities of the transfer of Shares contemplated by this Agreement.

(b)  Representations and Warranties

     The representations and warranties of the Sellers and the Purchasers contained in this Agreement are true and correct in all material respects (except that such representations and warranties specifically qualified by materiality shall be read for purposes of this Article so as not to require an additional degree of


--------------------------------------------------------------------------------
                                                                         Page 18
     materiality) at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date; and the Sellers, the Purchasers and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date. The Sellers and the Purchasers acknowledge that the condition precedent contained in this Article 8.1(b) shall not be invoked for items which appear from the documents exhaustively listed in Enclosure 1A and 1C to the Disclosure Letter.

(c)  Termination of agreements

     The Companies and/or the Sellers shall have terminated all agreements listed in Enclosure 26 of the Disclosure Letter without notice or indemnity for the contracting parties and without any liability of the Companies and/or the Purchasers upon termination. All such agreements shall have been terminated with effect at the latest as of the Closing Balance Date.

     The Companies and/or the Purchasers shall be released, in form and substance satisfactory to the Purchasers, of any claims the contracting parties may have against the Companies and/or the Purchasers.

(d)  Sale of Stevens N.V.

     The Company shall have sold or transferred all shares of Stevens N.V. to any or more of the Sellers with effect at the latest as of the Closing Balance Date without any representation and warranty given by the Company nor any liability of the Company and/or the Purchasers upon termination.

8.2  CONSEQUENCES AND WAIVER BY THE PURCHASERS
----------------------------------------------

If any of these conditions set out in Article 8.1. of this Agreement, has not been fulfilled at the latest on January 12, 1999, this Agreement shall automatically become null and void and have no effect. Neither the Sellers nor the Purchasers shall be entitled to any compensation whatsoever from the other Party.

Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations in view of the fulfillment of the conditions set out in Article 8.1 of this Agreement as soon as reasonably practicable hereinafter.

The Purchasers can at any time and at its sole discretion waive, partially or entirely, any or all conditions set out in Article 8.1 of this Agreement.




--------------------------------------------------------------------------------
                                                                         Page 19

ARTICLE 9. - CLOSING
--------------------

9.1. The transfer of title to the Shares and the execution of all documents in connection therewith shall take place at the Closing Date, at the offices of De Bandt, van Hecke & Lagae, or such other place as may be agreed upon by the Parties.

9.2. At the Closing Date, or at such other date mutually agreed by the Parties, the following formalities shall be effected by the Parties:

     -   the Parties shall confirm the fulfillment of all conditions set out in
         Article 8.1 of this Agreement; and

     -   the Sellers shall deliver the Shares to the Purchasers; and

     - the Purchasers shall pay to the Sellers, as provided for in Article 3 of the Agreement, the Estimated Purchase Price , minus 10 % of the Estimated Purchase Price; and

     - the Purchasers shall deposit into the Escrow Account 10% of the Estimated Purchase Price; and

     -   the Parties shall execute the Escrow Agreement; and

     - the Sellers shall submit to the Purchasers signed resignation letters, substantially in the form of the draft annexed to the Agreement as
         Exhibit 9.2.(a) for Mr. Forrest Lee Ramser, Mr. Fred Ramser, Mr. Etienne Steur, Mr. Gerard van Rooijen, Mr. Ronny Dhont and Mr. Robert Dossche resigning from their duties as directors of the Company ; and

     - Gerard van Rooijen, Danny De Rouck, Ronny Dhont, Stefaan De Clerck, Kris Francoys and Luc Lasoen shall execute the agreements of independent directors of the Company in the form attached hereto as
         Exhibit 9.2.(b); and

     - the extraordinary shareholders' meeting of the Company/ies, as soon as possible after the Closing Date, shall appoint Gerard van Rooijen, Danny De Rouck, Ronny Dhont, Stefaan De Clerck, Kris Francoys and Luc Lasoen as independent directors with effect as of the Closing Date.

ARTICLE 10. - POST CLOSING COVENANTS
------------------------------------

A.     NON-COMPETITION

10.1. The Sellers hereby undertake to the Purchasers that they will not, except with Purchasers' prior written consent, whether directly or indirectly, whether remunerated or not through agents, Affiliates, group companies, intermediaries, joint ventures, alliances or as director, manager, shareholder of


--------------------------------------------------------------------------------
                                                                         Page 20
       any companies or as subcontractor, for a period of four years as of the Closing Date:

       (a) compete with the Companies or the Participations or the Purchasers in any way;

       (b) solicit or endeavour to entice away from or discourage from dealing with the Companies or the Participations or induce to trade on different terms, any person who was at any time a customer or client of the Companies or the Participations;

       (c) supply or provide any goods or services normally supplied by the Companies or the Participations to any person who was at any time a customer or client of the Companies or the Participations or any person to whom the Companies or the Participations supplied or provided goods or services;

       (d) solicit or endeavour to entice away from or discourage from being employed by the Companies or the Participations any consultant or employee of the Companies or the Participations, whether or not such person would commit a breach of contract by reason of leaving employment; and

       (e) be legally or economically involved, in any way whatsoever, into activities similar or competing with the activities of the Companies or the Participations or the Purchasers.

       The above obligations apply only to the industries that are served by the Companies or the Participations at the Closing Date or during the period of four years thereafter.

       As to any of the Sellers who are elected as independent directors of Roxell N.V., should such Seller be discharged or not be reelected as such independent director for reasons other than willful misconduct or gross negligence, then in such event, the period for the above obligations shall be one year as of such discharge or non-reelection, but in no event beyond four years as of the Closing Date.

10.2. The Sellers acknowledge that the provisions of this Article 10.1 are reasonable and necessary to protect the legitimate interests of the Purchasers and that any violation of such provisions will result in damage to the Purchasers and the Companies and the Participations for which injunctive relief and specific performance may be sought without the necessity to prove actual damage, provided however, that the Purchasers shall also be entitled to pursue any other remedies available to it for breach of this Agreement, including the recovery of monetary damages.




--------------------------------------------------------------------------------
                                                                         Page 21

10.3. The Sellers who infringe the stipulations set forth in Article 10.1. shall forfeit to the Purchasers by the mere fact of such infringement, an immediately payable amount, which shall not be subject to mitigation, of BF 10,000,000 to be increased with BF 100,000 for each day, or part of a day, that such infringement continues after the first day of infringement, without prejudice to Purchasers' right to claim monetary damages, losses and costs exceeding the above amounts.

10.4. If any of the provisions of this Article shall ever be deemed to exceed the time, geographic or other limitations provided by the law applicable, they shall not be nullified but automatically reformed to conform with the maximum permitted by applicable law.

B.     CO-OPERATION

10.5. The Parties shall fully co-operate and shall use their best efforts to cause the management and employees of the Companies to co-operate fully with the Parties, in order to promote and effect an orderly transition of the ownership of the Companies, to maintain the customer relationships and the employees of the Companies, and to otherwise provide for the conduct of the business of the Companies in substantially the manner as was being conducted before the date of this Agreement.

10.6. The Parties acknowledge that certain computations, exchange and notification of information and other actions may be required from time to time with respect to this Agreement even after the date of Closing. The Parties and their respective representatives shall use their best efforts to co-operate with one another in the expeditious completion of all such computations, notifications and actions required.

10.7. Each Party shall reasonably co-operate with the other Party in the event of an audit by the competent authorities with respect to tax issues relating to or arising out of the conduct of the business of the Companies prior to the Closing Date.

C.     SECRECY OBLIGATIONS OF THE SELLERS

10.9. The Sellers agree to hold in confidence, not to use, and not to disclose, directly or indirectly, any and all technical and commercial information relating to the Companies and the Participations (meaning, all information or data with respect to the conduct or details of the business of the Company including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions,



--------------------------------------------------------------------------------
                                                                         Page 22
       trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the business of the Companies) except information which:

       (i)  at the Closing Date is in the public domain;

       (ii) after the Closing Date is published or otherwise becomes part of the public domain independently of a disclosure in any form whatsoever by the Sellers.

       Such obligation shall be for an indefinite period of time after the Closing Date.

D.     COMMUNICATIONS

10.10. All public announcements, releases, statements and communications by the Sellers and/or Purchasers to third persons (excluding the employees of either Party and customers) relating to this Agreement shall be made only at such time and in such manner as may be previously agreed upon in writing by the Parties, unless otherwise required by law or contract. To the greatest extent practicable, the Sellers and the Purchasers shall discuss with each other the form, timing and substance of such announcements, releases, statements and communications prior to the dissemination thereof.

ARTICLE 11. - JOINT AND SEVERAL LIABILITY
-----------------------------------------

11.1. Subject to Article 11.2 all of the representations, warranties, covenants and agreements from the Sellers herein are joint and several up to a maximum amount of ten percent (10 %) of the Estimated Purchase Price.

11.2. The Sellers are not jointly and severally liable for the representations, warranties, covenants and agreements exhaustively listed in Exhibit 11.2.

11.3. Any liability relating to the representations, warranties, covenants and agreements from the Sellers herein, which do not fall within the scope of Articles 11.1 and 11.2, shall be borne by each of the Sellers in accordance with the schedule attached hereto in Exhibit 11.3.

ARTICLE 12. - COSTS
-------------------

The Sellers and the Purchasers shall be responsible for their own fees and costs incurred in connection with the transactions contemplated by this Agreement. None of the costs or expenses pertaining to the transactions contemplated by this Agreement, including the costs and expenses of external legal, financial or other advisors (with the exception of auditors' fees properly incurred in running the business of the Companies




--------------------------------------------------------------------------------
                                                                         Page 23
and not pertaining to this transaction) or finders' fees, brokerage fees or commissions, shall be charged by the Sellers in any way to any of the Companies.

ARTICLE 13. - GOVERNING LAW - ARBITRATION
-----------------------------------------

13.1. This Agreement shall be governed by and construed in accordance with the laws of Belgium.

13.2. Any dispute arising under Article 3.3 of this Agreement, shall be finally settled by neutral binding arbitration by a partner in a "Big 5" accounting firm other than Deloitte & Touche. The place of arbitration shall be Brussels and the proceedings shall be conducted in the English language.

13.3. Any dispute concerning the validity, interpretation or the performance of the other articles of this Agreement shall be finally settled under the Rules of Cepani. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Brussels and the proceedings shall be conducted in the English language.

ARTICLE 14. - MISCELLANEOUS
---------------------------

14.1. All notices in connection with this Agreement shall be given by notice in writing, hand delivered or sent by registered (air)mail or by facsimile transmission confirmed by registered (air)mail. All such notices shall be sent to the telecopier number or address (as the case may be) specified hereafter, or to such other number or address the parties may have last specified by notice to the other party sent as aforesaid. A copy of all notices shall be sent, in the same way and at the same time as the original notice is sent, to the person specified hereafter. All such notices shall be effective upon receipt, it being understood that in case of a notice sent by telecopy, the date of receipt of the telecopy shall be taken into account.

       Notices to the Sellers:       Gerard van Rooijen
                                     Address    Kleine Katsweg 34 b
                                                9990 Maldegem
                                                Belgium


                                     Telecopier nr **/32/50/71.49.80

       Copy to:                      Fred Ramser
                                     Address    19824 Peach Ridge Road
                                                Goshen
                                                Indiana, U.S.A
                                     Telecopier nr **/1/219/533-2838



--------------------------------------------------------------------------------
                                                                         Page 24

       Notices to the Purchasers:              CTB, Inc                     .
                                               Attn      President
                                               Address   State Road 15 North
                                                         P.O. Box 2000
                                                         Milford, IN 46542-2000
                                               Telecopier nr **/1/219/658-3472


       Copy to:                                De Bandt, Van Hecke & Lagae
                                               Attn      Paul Van Hooghten, Esq.
                                                         Stefaan Deckmyn, Esq.
                                               Address   rue Brederode 13
                                                         B-1000 Brussels
                                                         Belgium
                                               Telecopier nr **/32/2/501.95.77

14.2. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. The Sellers may not, directly or indirectly, assign or transfer this Agreement or any right, obligation or interest herein in whole or in part without the prior written consent of the Purchasers in each instance and unless the assignee or transferee shall have assumed in writing all the duties and obligations of the Sellers and furthermore the Sellers shall remain primarily liable hereunder.

14.3. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof or the enforceability thereof. The Parties shall use their best efforts to negotiate an alternative valid provision that achieves the original intent of the Parties to the fullest extent possible and which shall replace the invalid, illegal or unenforceable provision.

14.4. No failure or delay on the part of any of the Parties in exercising in whole or in part any right under this Agreement shall operate as a waiver of, or impair, any such right, the further exercise thereof or the exercise of any other right. No waiver shall be effective unless given in writing.

14.5. This Agreement may be amended only by an instrument in writing executed by duly authorized representatives of the Parties.

14.6. The attachments and Exhibits to this Agreement, and any other document attached to this Agreement and referred to herein are an integral part of this Agreement.

14.7. This Agreement together with the agreements referred to in the Agreement contains the entire agreement of the Parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.



--------------------------------------------------------------------------------
                                                                         Page 25

14.8. Parties hereto commit themselves not to disclose any information with respect to the contents of this Agreement and the attached Exhibits to third parties, unless they are under an obligation to do so by or pursuant to a legal obligation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly initialed on each page and executed in Brussels on November 30, 1998, in [15] originals, and each of the Parties acknowledges receipt of one original.

THE COMPANY

ROXELL N.V.


By: /s/ Gerard van Rooijen
   -----------------------
Gerard van Rooijen, Managing Director

THE SELLERS

Class A Shareholders:

1. Ramser Family

2. Mark Alan Ramser

3. Janet L. Burd Ramser

4. Christine Brubaker Stacey

5. Laura K. Brubaker

All above five parties are hereby represented through proxy by:


/s/ Gerard van Rooijen
----------------------
Gerard van Rooijen


--------------------------------------------------------------------------------
                                                                         Page 26

Class B Shareholder:

/s/ Gerard van Rooijen
------------------------
Name: Gerard van Rooijen


Class C Shareholder:

LIVINCO N.V.


By: /s/ Gerard van Rooijen
   ------------------------
Gerard van Rooijen, Proxy


Class D Shareholders:

1. Etienne Steur

2. Stefaan De Clerck

3. Huguette Vanparrys

4. Danny De Rouck

5. Ronny Dhont

All above five parties are hereby represented through proxy by:


/s/ Gerard van Rooijen
------------------------
Gerard van Rooijen


--------------------------------------------------------------------------------
                                                                         Page 27

THE PURCHASERS
CTB Inc.                                          ROXELL HOLDING N.V.



                                                  /s/ J. Christopher Chocola
/s/ J. Christopher Chocola                        /s/ Michael J. Kissane
-----------------------------                     -----------------------------
by Mr. J. Christopher Chocola                     by Mr. J. Christopher Chocola
Title: President: CEO                             and Mr. Michael J. Kissane
                                                  Title: Directors







--------------------------------------------------------------------------------
                                                                         Page 28

                                    EXHIBITS
                                    --------


   Exhibit 3.1      Estimated Closing Balance Sheet
                    (to be provided at the latest on December 15, 1998)

   Exhibit 4        Representations and Warranties of the Purchasers

   Exhibit 5.(a)    Representations and Warranties of the Sellers

   Exhibit 5.(b)    Disclosure Letter

   Exhibit 6.2.     Escrow Agreement

   Exhibit 8.1.(c)  see Enclosure 26 of the Disclosure Letter

   Exhibit 9.2.(a)  Resignation Letters

   Exhibit 9.2.(b)  Independent Director Agreements

   Exhibit 11.2.    Exceptions to Joint and Several Liability of the Sellers

   Exhibit 11.3.    Schedule of Distribution of Liability of Sellers




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